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                         Independent Auditors' Consent
                         -----------------------------


The Board of Directors
Horace Mann Life Insurance Company

We consent to the use of our report on the financial statements of Horace Mann Life Insurance Company Separate Account, incorporated herein by reference, our report on the financial statements of Horace Mann Life Insurance Company (the Company) included herein, and to the reference to our firm under the heading "Financial Statements" in the Statement of Additional Information.

Our report dated April 6, 2001, covering the financial statements of Horace Mann Life Insurance Company, contains an explanatory paragraph that states the Company prepared these financial statements using accounting practices prescribed or permitted by the Department of Insurance of the State of Illinois, which practices differ from accounting principles generally accepted in the United States of America. The effects on the financial statements of the variances between the statutory basis of accounting and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.



KPMG LLP

Chicago, Illinois
April 10, 2001